Exhibit 99.1

TE CONNECTIVITY REPORTS RECORD FIRST QUARTER EARNINGS

SALES UP SIX PERCENT; GAAP EPS UP 31 PERCENT; ADJUSTED EPS UP 26 PERCENT

SCHAFFHAUSEN, Switzerland — January 22, 2014 — TE Connectivity Ltd. (NYSE: TEL) today reported results for the fiscal first quarter ended December 27, 2013.

First Quarter Highlights

•                  Net sales increased to $3.33 billion, up six percent versus the prior year

•                  Adjusted Earnings Per Share reached a first quarter record of $0.82, up 26 percent versus the prior year

•                  Diluted Earnings Per Share from Continuing Operations (GAAP EPS) were $0.85, up 31 percent versus the prior year

•                  Free Cash Flow was $266 million; returned $315 million to shareholders through share repurchases and dividends

•                  Board of Directors recommended a 16 percent increase to the quarterly dividend subject to shareholder approval in March 2014

“We had a strong first quarter with sales up six percent and EPS above the high end of our guidance range,” said Tom Lynch, TE Connectivity Chairman and Chief Executive Officer. “Sales were up in all regions led by continued momentum in our Transportation and Industrial segments. This was another quarter of strong execution with adjusted operating income up 25 percent due to sales growth and the impact of our TEOA program.”

“Orders were up eight percent in the first quarter, the third consecutive quarter of organic growth, and our book to bill was 1.03, excluding Subsea Communications. We are encouraged by the continued strength in the global automotive market, improvements in our industrial end markets and increased demand in the fiber portion of the broadband network, all markets in which we have a leadership position. As a result, we are raising the midpoint of our sales and earnings guidance for the fiscal year. At the midpoint, we anticipate sales to be $14 billion, an improvement of five percent organically over the prior year and adjusted EPS to be $3.75, up 16 percent versus the prior year.”

FISCAL FIRST QUARTER RESULTS

The company reported net sales of $3.33 billion, compared to prior year sales of $3.13 billion. Adjusted EPS were $0.82, compared to $0.65 in the prior year. GAAP EPS were $0.85 for the quarter, compared to $0.65 in the prior year. Free cash flow was $266 million for the quarter.

GAAP EPS includes $0.01 of restructuring and other charges and $0.04 of income related to tax items.

Excluding Subsea Communications, total company orders were $3.32 billion in the first quarter, up eight percent, and the book-to-bill ratio was 1.03.

OUTLOOK

For the second quarter, the company expects net sales of $3.4 to $3.5 billion and adjusted EPS of $0.88 to $0.92. GAAP EPS are expected to be $0.86 to $0.90, including restructuring charges of $0.02.

For the full year, the company expects net sales of $13.8 to $14.2 billion and adjusted EPS of $3.65 to $3.85. GAAP EPS are expected to be $3.60 to $3.80, including restructuring charges of $0.09 and income from tax-related items of $0.04.

This outlook assumes foreign exchange and commodity rates that are consistent with current levels.

Information about TE Connectivity’s use of non-GAAP financial measures is described at the end of this press release. For a reconciliation of these non-GAAP financial measures, see the attached tables.

ABOUT TE CONNECTIVITY

TE Connectivity (NYSE: TEL) is a $13 billion world leader in connectivity. The company designs and manufactures products at the heart of electronic connections for the world’s leading industries including automotive, energy and industrial, broadband communications, consumer devices, healthcare, and aerospace and defense. TE Connectivity’s long-standing commitment to innovation and engineering excellence helps its customers solve the need for more energy efficiency, always-on communications and ever-increasing productivity. With nearly 90,000 employees in over 50 countries, TE Connectivity makes connections the world relies on to work flawlessly every day. To connect with the company, visit: www.TE.com.

CONFERENCE CALL AND WEBCAST

•                  The company will hold a conference call for investors today beginning at 8:30 a.m. EST.

•                  Internet users will be able to access the company’s earnings webcast, including slide materials,

at the “Investors” section of TE Connectivity’s website: http://investors.te.com.

•                  For both “listen-only” participants and those participants who wish to take part in the question-and-answer portion of the call, the telephone dial-in number in the United States is (800) 230-1085. The telephone dial-in number for participants outside the United States is (612) 332-0630.

•                  An audio replay of the conference call will be available beginning at 10:30 a.m. on January 22, 2014 and ending at 11:59 p.m. on January 29, 2014. The dial-in number for participants in the United States is (800) 475-6701. For participants outside the United States, the replay dial-in number is (320) 365-3844. The replay access code for all callers is 314179.

NON-GAAP MEASURES

“Organic Sales Growth,” “Adjusted Operating Income,” “Adjusted Operating Margin,” “Adjusted Other Income, Net,” “Adjusted Income Tax Expense,” “Adjusted Income from Continuing Operations,” “Adjusted Earnings Per Share,” and “Free Cash Flow” (FCF) are non-GAAP measures and should not be considered replacements for GAAP results.

“Organic Sales Growth” is a useful measure used by us to measure the underlying results and trends in the business. The difference between reported net sales growth (the most comparable GAAP measure) and Organic Sales Growth (the non-GAAP measure) consists of the impact from foreign currency exchange rates and acquisitions and divestitures, if any. Organic Sales Growth is a useful measure of our performance because it excludes items that: i) are not completely under management’s control, such as the impact of changes in foreign currency exchange rates; or ii) do not reflect the underlying growth of the company, such as acquisition and divestiture activity. The limitation of this measure is that it excludes items that have an impact on our sales. This limitation is best addressed by using organic sales growth in combination with the GAAP results.

We present operating income before special items including charges or income related to legal settlements and reserves, restructuring and other charges, acquisition related charges, impairment charges, and other income or charges, if any (“Adjusted Operating Income”). We utilize Adjusted Operating Income to assess segment level core operating performance and to provide insight to management in evaluating segment operating plan execution and underlying market conditions. It also is a significant component in our incentive compensation plans. Adjusted Operating Income is a useful measure for investors because it provides insight into our underlying operating results, trends, and the comparability of these results between periods. The difference between Adjusted Operating Income and operating income (the most comparable GAAP measure) consists of the impact of charges or income related to legal settlements and reserves, restructuring and other charges, acquisition related charges, impairment charges, and other income or charges, if any, that may mask the underlying operating results and/or business trends. The limitation of this measure is that it excludes the financial impact of items that would otherwise either increase or decrease our reported operating income. This limitation is best addressed by using Adjusted Operating Income in combination with operating income (the most comparable GAAP measure) in order to better understand the amounts, character and impact of any increase or decrease on reported results.

We present operating margin before special items including charges or income related to legal settlements and reserves, restructuring and other charges, acquisition related charges, impairment charges, and other income or charges, if any (“Adjusted Operating Margin”). We present Adjusted Operating Margin before special items to give investors a perspective on the underlying business results. It also is a significant component in our incentive compensation plans. This measure should be considered in conjunction with operating margin calculated using our GAAP results in order to understand the amounts, character and impact of adjustments to operating margin.

We present other income, net before special items including tax sharing income related to certain proposed adjustments to prior period tax returns and other tax items, if any (“Adjusted Other Income, Net”). We present Adjusted Other Income, Net as we believe that it is appropriate for investors to consider results excluding these items in addition to results in accordance with GAAP. The difference between Adjusted Other Income, Net and other income, net (the most comparable GAAP measure) consists of tax sharing income related to certain proposed adjustments to prior period tax returns and other tax items, if any. The limitation of this measure is that it excludes the financial impact of items that would otherwise either increase or decrease other income, net. This limitation is best addressed by using Adjusted Other Income, Net in combination with other income, net (the most comparable GAAP measure) in order to better understand the amounts, character and impact of any increase or decrease in reported amounts.

We present income tax expense after adjusting for the tax effect of special items including charges related to restructuring and other charges, acquisition related charges, impairment charges, other income or charges, and certain significant special tax items, if any (“Adjusted Income Tax Expense”). We present Adjusted Income Tax Expense to provide investors further information regarding the tax effects of adjustments used in determining the non-GAAP financial measure Adjusted Income from Continuing Operations (as defined below). The difference between Adjusted Income Tax Expense and income tax expense (the most comparable GAAP measure) is the tax effect of adjusting items and certain significant special tax items, if any. The limitation of this measure is that it excludes the financial impact of items that would otherwise either increase or decrease income tax expense. This limitation is best addressed by using Adjusted Income Tax Expense in combination with income tax expense (the most comparable GAAP measure) in order to better understand the amounts, character and impact of any increase or decrease in reported amounts.

We present income from continuing operations attributable to TE Connectivity Ltd. before special items including charges or income related to legal settlements and reserves, restructuring and other charges, acquisition related charges, impairment charges, tax sharing income related to certain proposed adjustments to prior period tax returns and other tax items, certain significant special tax items, other income or charges, if any, and, if applicable, related tax effects (“Adjusted Income from Continuing Operations”). We present Adjusted Income from Continuing Operations as we believe that it is appropriate for investors to consider results excluding these items in addition to results in accordance with GAAP. Adjusted Income from Continuing Operations provides additional information regarding our underlying operating results, trends and the comparability of these results between periods. The difference between Adjusted Income from Continuing Operations and income from continuing operations attributable to TE Connectivity Ltd. (the most comparable GAAP measure) consists of the impact of charges or income related to legal settlements and reserves, restructuring and other charges, acquisition related charges, impairment charges, tax sharing income related to certain proposed adjustments to prior period tax returns and other tax items, certain significant special tax items, other income or charges, if any, and, if applicable, related tax effects. The limitation of this measure is that it excludes the financial impact of items that would otherwise either increase or decrease our reported results. This limitation is best addressed by using Adjusted Income from Continuing Operations in combination with income from continuing operations attributable to TE Connectivity Ltd. (the most comparable GAAP measure) in order to better understand the amounts, character and impact of any increase or decrease in reported amounts.

We present diluted earnings per share from continuing operations attributable to TE Connectivity Ltd. before special items, including charges or income related to legal settlements and reserves, restructuring and other charges, acquisition related charges, impairment charges, tax sharing income related to certain proposed adjustments to prior period tax returns and other tax items, certain significant special tax items, other income or charges, if any, and, if applicable, related tax effects (“Adjusted Earnings Per Share”). We present Adjusted Earnings Per Share because we believe that it is appropriate for investors to consider results excluding these items in addition to results in accordance with GAAP. We believe such a measure provides a picture of our results that is more comparable among periods since it excludes the impact of special items, which may recur, but tend to be irregular as to timing, thereby making comparisons between periods more difficult. It also is a significant component in our incentive compensation plans. The limitation of this measure is that it excludes the financial impact of items that would otherwise either increase or decrease our reported results. This limitation is best addressed by using Adjusted Earnings Per Share in combination with diluted earnings per share from continuing operations attributable to TE Connectivity Ltd. (the most comparable GAAP measure) in order to better understand the amounts, character and impact of any increase or decrease on reported results.

“Free Cash Flow” (FCF) is a useful measure of our ability to generate cash.  It also is a significant component in our incentive compensation plans.  The difference between net cash provided by continuing operating activities (the most comparable GAAP measure) and FCF (the non-GAAP measure) consists mainly of significant cash outflows and inflows that we believe are useful to identify.  We believe free cash flow provides useful information to investors as it provides insight into the primary cash flow metric used by management to monitor and evaluate cash flows generated from our operations.

FCF is defined as net cash provided by continuing operating activities excluding voluntary pension contributions and the cash impact of special items, if any, minus net capital expenditures. Net capital expenditures consist of capital expenditures less proceeds from the sale of property, plant and equipment.  They are subtracted because they represent long-term commitments.  Voluntary pension contributions are excluded from the GAAP measure because this activity is driven by economic financing decisions rather than operating activity.  Certain special items, including net payments related to pre-separation tax matters, also are considered by management in evaluating free cash flow.  We believe investors should also consider these items in evaluating our free cash flow.  We forecast our cash flow results excluding any voluntary pension contributions because we have not yet made a determination about the amount and timing of any such future contributions.  In addition, our forecast excludes the cash impact of special items because we cannot predict the amount and timing of such items.

FCF as presented herein may not be comparable to similarly-titled measures reported by other companies.  The primary limitation of this measure is that it excludes items that have an impact on our GAAP cash flow.  Also, it subtracts certain cash items that are ultimately within management’s and the Board of Directors’ discretion to direct and may imply that there is less or more cash available for our programs than the most comparable GAAP measure indicates.  This limitation is best addressed by using FCF in combination with the GAAP cash flow results.  It should not be inferred that the entire free cash flow amount is available for future discretionary expenditures, as our definition of free cash flow does not consider certain non-discretionary expenditures, such as debt payments.  In addition, we may have other discretionary expenditures, such as discretionary dividends, share repurchases, and business acquisitions, that are not considered in the calculation of free cash flow.

Because we do not predict the amount and timing of special items that might occur in the future, and our forecasts are developed at a level of detail different than that used to prepare GAAP-based financial measures, we do not provide reconciliations to GAAP of our forward-looking financial measures.

FORWARD-LOOKING STATEMENTS

This release contains certain “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations and are subject to risks, uncertainty and changes in circumstances, which may cause actual results, performance, financial condition or achievements to differ materially from anticipated results, performance, financial condition or achievements. All statements contained herein that are not clearly historical in nature are forward-looking and the words “anticipate,” “believe,” “expect,” “estimate,” “plan,” and similar expressions are generally intended to identify forward-looking statements. We have no intention and are under no obligation to update or alter (and expressly disclaim any such intention or obligation to do so) our forward-looking statements whether as a result of new information, future events or otherwise, except to the extent required by law. The forward-looking statements in this release include statements addressing our future financial condition and operating results. Examples of factors that could cause actual results to differ materially from those described in the forward-looking statements include, among others, business, economic, competitive and regulatory risks, such as conditions affecting demand for products, particularly in the automotive industry and the telecommunications networks and consumer devices industries; competition and pricing pressure; fluctuations in foreign currency exchange rates and commodity prices; natural disasters and political, economic and military instability in countries in which we operate; developments in the credit markets; future goodwill impairment; compliance with current and future environmental and other laws and regulations; and the possible effects on us of changes in tax laws, tax treaties and other legislation. More detailed information about these and other factors is set forth in TE Connectivity Ltd.’s Annual Report on Form 10-K for the fiscal year ended Sept. 27, 2013 as well as in our Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other reports filed by us with the U.S. Securities and Exchange Commission.

# # #

Contacts:	Media Relations:	Investor Relations:
	Jane Crawford	Keith Kolstrom
	610-893-9689 Office	610-893-9551 Office
	jane.crawford@te.com	keith.kolstrom@te.com

	Brian Schaffer	Will Ruthrauff
	212-279-3115 Office	610-893-9565 Office
	bschaffer@prosek.com	will.ruthrauff@te.com

TE CONNECTIVITY LTD.

CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

	For the Quarters Ended
	December 27,	December 28,
	2013	2012
	(in millions, except per share data)

Net sales	$3,326	$3,134
Cost of sales	2,209	2,145
Gross margin	1,117	989
Selling, general, and administrative expenses	467	428
Research, development, and engineering expenses	164	171
Acquisition and integration costs	—	5
Restructuring and other charges, net	7	92
Operating income	479	293
Interest income	5	4
Interest expense	(34)	(37)
Other income (expense), net	32	(226)
Income from continuing operations before income taxes	482	34
Income tax (expense) benefit	(127)	245
Income from continuing operations	355	279
Loss from discontinued operations, net of income taxes	(2)	(2)
Net income attributable to TE Connectivity Ltd.	$353	$277

Basic earnings per share attributable to TE Connectivity Ltd.:
Income from continuing operations	$0.86	$0.66
Net income	0.86	0.66

Diluted earnings per share attributable to TE Connectivity Ltd.:
Income from continuing operations	$0.85	$0.65
Net income	0.84	0.65

Dividends and cash distributions paid per common share	$0.25	$0.21

Weighted-average number of shares outstanding:
Basic	411	422
Diluted	418	426

TE CONNECTIVITY LTD.

CONSOLIDATED BALANCE SHEETS (UNAUDITED)

	December 27,	September 27,
	2013	2013
	(in millions, except share data)
Assets
Current Assets:
Cash and cash equivalents	$1,397	$1,403
Accounts receivable, net of allowance for doubtful accounts of $36 and $48, respectively	2,284	2,323
Inventories	1,836	1,762
Prepaid expenses and other current assets	507	487
Deferred income taxes	334	334
Total current assets	6,358	6,309
Property, plant, and equipment, net	3,164	3,166
Goodwill	4,346	4,326
Intangible assets, net	1,219	1,244
Deferred income taxes	2,056	2,146
Receivable from Tyco International Ltd. and Covidien plc	996	1,002
Other assets	304	268
Total Assets	$18,443	$18,461

Liabilities and Equity
Current Liabilities:
Current maturities of long-term debt	$383	$711
Accounts payable	1,361	1,383
Accrued and other current liabilities	1,589	1,762
Deferred revenue	76	68
Total current liabilities	3,409	3,924
Long-term debt	2,615	2,303
Long-term pension and postretirement liabilities	1,150	1,155
Deferred income taxes	321	321
Income taxes	1,979	1,979
Other liabilities	347	393
Total Liabilities	9,821	10,075
Commitments and contingencies
Equity:
TE Connectivity Ltd. Shareholders’ Equity:
Common shares, 428,527,307 shares authorized and issued, CHF 0.57 par value	189	189
Contributed surplus	6,100	6,136
Accumulated earnings	2,825	2,472
Treasury shares, at cost, 17,825,817 and 17,020,636 shares, respectively	(825)	(720)
Accumulated other comprehensive income	327	303
Total TE Connectivity Ltd. shareholders’ equity	8,616	8,380
Noncontrolling interests	6	6
Total Equity	8,622	8,386
Total Liabilities and Equity	$18,443	$18,461

TE CONNECTIVITY LTD.

CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

	For the Quarters Ended
	December 27,	December 28,
	2013	2012
	(in millions)
Cash Flows From Operating Activities:
Net income attributable to TE Connectivity Ltd.	$353	$277
Loss from discontinued operations, net of income taxes	2	2
Income from continuing operations	355	279
Adjustments to reconcile income from continuing operations to net cash provided by operating activities:
Depreciation and amortization	149	152
Deferred income taxes	31	121
Provision for losses on accounts receivable and inventories	23	25
Tax sharing (income) expense	(34)	226
Share-based compensation expense	22	21
Other	25	20
Changes in assets and liabilities, net of the effects of acquisitions and divestitures:
Accounts receivable, net	27	123
Inventories	(107)	(44)
Inventoried costs on long-term contracts	10	16
Prepaid expenses and other current assets	23	11
Accounts payable	(19)	(38)
Accrued and other current liabilities	(144)	(76)
Income taxes	40	(451)
Other	(14)	8
Net cash provided by continuing operating activities	387	393
Net cash used in discontinued operating activities	(2)	(1)
Net cash provided by operating activities	385	392
Cash Flows From Investing Activities:
Capital expenditures	(133)	(126)
Proceeds from sale of property, plant, and equipment	12	2
Other	(2)	19
Net cash used in investing activities	(123)	(105)
Cash Flows From Financing Activities:
Net increase (decrease) in commercial paper	(25)	50
Proceeds from issuance of long-term debt	323	—
Repayment of long-term debt	(303)	(714)
Proceeds from exercise of share options	57	16
Repurchase of common shares	(210)	(167)
Payment of common share dividends and cash distributions to shareholders	(103)	(89)
Other	(3)	(2)
Net cash used in continuing financing activities	(264)	(906)
Net cash provided by discontinued financing activities	2	1
Net cash used in financing activities	(262)	(905)
Effect of currency translation on cash	(6)	1
Net decrease in cash and cash equivalents	(6)	(617)
Cash and cash equivalents at beginning of period	1,403	1,589
Cash and cash equivalents at end of period	$1,397	$972

Supplemental Cash Flow Information:
Interest paid	$47	$65
Income taxes paid, net of refunds	56	84

Reconciliation to Free Cash Flow:
Net cash provided by continuing operating activities	$387	$393
Capital expenditures, net	(121)	(124)
Payments related to pre-separation U.S. tax matters, net	—	35
Free cash flow (1)	$266	$304

(1) Free cash flow is a non-GAAP measure.  See description of non-GAAP measures contained in this release.

TE CONNECTIVITY LTD.

CONSOLIDATED SEGMENT DATA (UNAUDITED)

	For the Quarters Ended
	December 27,		December 28,
	2013		2012
	($ in millions)
Net Sales:
Transportation Solutions	$1,440		$1,264
Industrial Solutions	763		720
Network Solutions	713		734
Consumer Solutions	410		416
Total	$3,326		$3,134

Operating Income:
Transportation Solutions	$296	20.6%	$192	15.2%
Industrial Solutions	99	13.0%	72	10.0%
Network Solutions	46	6.5%	36	4.9%
Consumer Solutions	38	9.3%	(7)	NM (1)
Total	$479	14.4%	$293	9.3%

(1) Not meaningful.

TE CONNECTIVITY LTD.

RECONCILIATION OF NET SALES GROWTH (UNAUDITED)

							Percentage of
							Segment’s Total
							Net Sales for the
	Change in Net Sales for the Quarter Ended December 27, 2013						Quarter Ended
	versus Net Sales for the Quarter Ended December 28, 2012						December 27,
	Organic (1)		Translation (2)	Divestitures	Total		2013
	($ in millions)
Transportation Solutions (3):
Automotive	$176	13.9%	$—	$—	$176	13.9%	100%
Total	176	13.9	—	—	176	13.9	100%
Industrial Solutions (3):
Industrial Equipment	28	9.5	(1)	—	27	9.2	42
Aerospace, Defense, Oil, and Gas	9	3.5	1	—	10	4.2	33
Energy	8	4.4	2	(4)	6	3.2	25
Total	45	6.2	2	(4)	43	6.0	100%
Network Solutions (3):
Telecom Networks	31	10.9	1	—	32	11.4	44
Data Communications	(16)	(8.2)	—	(19)	(35)	(17.6)	23
Enterprise Networks	9	5.9	(4)	—	5	3.4	21
Subsea Communications	(23)	(21.1)	—	—	(23)	(21.3)	12
Total	1	0.2	(3)	(19)	(21)	(2.9)	100%
Consumer Solutions (3):
Consumer Devices	(9)	(3.3)	(8)	—	(17)	(6.2)	63
Appliances	13	8.3	(2)	—	11	7.8	37
Total	4	0.7	(10)	—	(6)	(1.4)	100%
Total	$226	7.2%	$(11)	$(23)	$192	6.1%

(1) Represents the change in net sales resulting from volume and price changes, before consideration of acquisitions, divestitures, and the impact of changes in foreign currency exchange rates. Organic net sales growth is a non-GAAP measure. See description of non-GAAP measures contained in this release.

(2) Represents the change in net sales resulting from changes in foreign currency exchange rates.

(3) Industry end market information is presented consistently with our internal management reporting and may be periodically revised as management deems necessary.

TE CONNECTIVITY LTD.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO GAAP FINANCIAL MEASURES

For the Quarter Ended December 27, 2013

(UNAUDITED)

		Adjustments
		Restructuring
		and Other	Tax	Adjusted
	U.S. GAAP	Charges, Net	Items (1)	(Non-GAAP) (2)
	($ in millions, except per share data)
Operating Income:
Transportation Solutions	$296	$1	$—	$297
Industrial Solutions	99	1	—	100
Network Solutions	46	5	—	51
Consumer Solutions	38	—	—	38
Total	$479	$7	$—	$486

Operating Margin	14.4%			14.6%

Other Income, Net	$32	$—	$(25)	$7

Income Tax Expense	$(127)	$(1)	$7	$(121)

Income from Continuing Operations Attributable to TE Connectivity Ltd.	$355	$6	$(18)	$343

Diluted Earnings per Share from Continuing Operations Attributable to TE Connectivity Ltd.	$0.85	$0.01	$(0.04)	$0.82

(1) Includes income tax expense related to adjustments to prior year income tax returns. In addition, other income includes amounts related to reimbursements by Tyco International and Covidien in connection with pre-separation tax matters, including $18 million related to our share of a settlement agreement entered into by Tyco International with a former subsidiary.

(2) See description of non-GAAP measures contained in this release.

TE CONNECTIVITY LTD.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO GAAP FINANCIAL MEASURES

For the Quarter Ended December 28, 2012

(UNAUDITED)

		Adjustments
		Acquisition	Restructuring
		Related	and Other	Tax	Adjusted
	U.S. GAAP	Charges	Charges, Net	Items (1)	(Non-GAAP) (2)
	($ in millions, except per share data)
Operating Income:
Transportation Solutions	$192	$3	$10	$—	$205
Industrial Solutions	72	2	12	—	86
Network Solutions	36	—	24	—	60
Consumer Solutions	(7)	—	46	—	39
Total	$293	$5	$92	$—	$390

Operating Margin	9.3%				12.4%

Other Income (Expense), Net	$(226)	$—	$—	$231	$5

Income Tax (Expense) Benefit	$245	$(1)	$(27)	$(301)	$(84)

Income from Continuing Operations Attributable to TE Connectivity Ltd.	$279	$4	$65	$(70)	$278

Diluted Earnings per Share from Continuing Operations Attributable to TE Connectivity Ltd.	$0.65	$0.01	$0.15	$(0.16)	$0.65

(1) Includes $331 million of income tax benefits associated with the settlement of an audit of prior year tax returns as well as the related impact of $231 million to other expense pursuant to the tax sharing agreement with Tyco International and Covidien. Also includes income tax expense related to adjustments to prior year income tax returns and the estimated impacts of certain intercompany dividends.

(2) See description of non-GAAP measures contained in this release.

TE CONNECTIVITY LTD.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO GAAP FINANCIAL MEASURES

For the Quarter Ended March 29, 2013

(UNAUDITED)

		Adjustments
		Acquisition	Restructuring
		Related	and Other	Tax	Adjusted
	U.S. GAAP	Charges	Charges, Net	Items (1)	(Non-GAAP) (2)
	($ in millions, except per share data)
Operating Income:
Transportation Solutions	$241	$1	$18	$—	$260
Industrial Solutions	79	2	21	—	102
Network Solutions	19	—	26	—	45
Consumer Solutions	20	—	16	—	36
Total	$359	$3	$81	$—	$443

Operating Margin	11.0%				13.6%

Other Income, Net	$9	$—	$—	$(1)	$8

Income Tax Expense	$(60)	$(1)	$(24)	$(13)	$(98)

Income from Continuing Operations Attributable to TE Connectivity Ltd.	$278	$2	$57	$(14)	$323

Diluted Earnings per Share from Continuing Operations Attributable to TE Connectivity Ltd.	$0.66	$—	$0.13	$(0.03)	$0.76

(1) Reflects income tax benefits recognized in connection with the lapse of statutes of limitations for examinations of prior year income tax returns in certain non-U.S. locations partially offset by income tax expense related to adjustments to prior year income tax returns.

(2) See description of non-GAAP measures contained in this release.

TE CONNECTIVITY LTD.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO GAAP FINANCIAL MEASURES

For the Year Ended September 27, 2013

(UNAUDITED)

		Adjustments
		Acquisition	Restructuring
		Related	and Other	Tax	Adjusted
	U.S. GAAP	Charges	Charges, Net	Items (1)	(Non-GAAP) (2)
	($ in millions, except per share data)
Operating Income:
Transportation Solutions	$972	$7	$38	$—	$1,017
Industrial Solutions	362	7	62	—	431
Network Solutions	136	—	125	—	261
Consumer Solutions	86	—	86	—	172
Total	$1,556	$14	$311	$—	$1,881

Operating Margin	11.7%				14.2%

Other Income (Expense), Net	$(183)	$—	$—	$213	$30

Income Tax (Expense) Benefit	$29	$(5)	$(90)	$(354)	$(420)

Income from Continuing Operations Attributable to TE Connectivity Ltd.	$1,276	$9	$221	$(141)	$1,365

Diluted Earnings per Share from Continuing Operations Attributable to TE Connectivity Ltd.	$3.02	$0.02	$0.52	$(0.33)	$3.23

(1) Includes $331 million of income tax benefits associated with the settlement of an audit of prior year income tax returns as well as the related impact of $231 million to other expense pursuant to the tax sharing agreement with Tyco International and Covidien. Also includes income tax expense related to adjustments to prior year income tax returns, income tax benefits recognized in connection with a reduction in the valuation allowance associated with certain tax loss carryforwards, and income tax benefits recognized in connection with the lapse of statutes of limitations for examinations of prior year income tax returns. In addition, the other income adjustment includes amounts related to reimbursements by Tyco International and Covidien in connection with pre-separation tax matters.

(2) See description of non-GAAP measures contained in this release.